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                                                                 EXHIBIT 10.3(c)

                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT
                                       AND
                      NON-QUALIFIED STOCK OPTION AGREEMENTS


              THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), is made December 9, 1998 by and between Valassis Communications, Inc. (the "Corporation") and Robert L. Recchia (the "Executive").

              WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of March 18, 1992, as amended January 2, 1996 and December 3, 1997 (the "Employment Agreement");

              WHEREAS, the Corporation entered into a NON-QUALIFIED STOCK OPTION AGREEMENTS with the Executive effective as of March 18, 1992, December 8, 1997 and September 15, 1998 (the "Option Agreements"); and

              WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement and the Option Agreements to extend the term of employment under the Employment Agreement and conform the Employment Agreement to certain revised terms as specifically amended herein.

              NOW THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

              1. Section 1.(b) of the Employment Agreement shall be amended to read in its entirety as follows:

                    "The Employment Period shall commence as of March 18, 1992
              (the "Effective Date") and shall continue until the close of business on September 30, 2001."

              2. The first sentence of Section 3.(a) of the Employment Agreement shall be amended to read as follows:

                    "The Executive's Annual Base Salary ("Annual Base Salary"),
              payable on a biweekly basis, shall be at the annual rate of not less than $300,000 effective January 1, 1999."

              3. Section 3. of the Employment Agreement shall be amended to insert a new Subsection (h) to read in its entirety as follows:
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                    "The Executive shall receive for the Fiscal Year (Calendar)
              1999, and for each fiscal year thereafter during the Employment Period, 1,500 shares of VCI's Common Stock (the "Restricted Stock Award") under the Valassis Communications, Inc. Executive Restricted Stock Plan adopted July 10, 1995 (the "Executive Restricted Stock Plan"). The Executive shall also be eligible to receive for Fiscal Year (Calendar) 1999, and for each fiscal year thereafter during the Employment Period, up to an additional 3,000 shares of the Corporation's Common Stock (the "Performance Restricted Stock Award") under the Executive Restricted Stock Plan on the following basis: (i) if the Compensation/Stock Option Committee (the "Committee") determines that eighty percent (80%) or more of the applicable performance targets set by the Board of Directors for such fiscal year have been met, the Executive shall receive 1,500 shares; and (ii) if the Committee determines that one hundred fifteen percent (115%) or more of the applicable performance targets set by the Board of Directors for such fiscal year have been met, the Executive shall receive an additional 1,500 shares. The disposition of such shares by the Executive shall be restricted for a period of three years (1/3, 1/3 and 1/3 respectively) and no longer. Each Performance Restricted Stock Award shall be awarded to the Executive promptly after the end of the applicable fiscal year as soon as the Committee has determined that the applicable targets have been met but in no event later than sixty (60) days after the end of the applicable fiscal year."

              4. All other terms of the Employment Agreement and the Option Agreements shall remain in full force and effect.

              5. This instrument, together with the Employment Agreement and the Option Agreements, contains the entire agreement of the parties with respect to the subject matter hereof.

              IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.


                                       VALASSIS COMMUNICATIONS, INC.

                                       By:
                                          ---------------------------------

                                       Name:    Barry P. Hoffman, Esq.

                                       Title:   Secretary






                                       ------------------------------------
                                                 Robert L. Recchia

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